SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of earliest event reported: March 6, 2006
QLT INC.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	000-17082	N/A

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
887 Great Northern Way, Vancouver, B.C. Canada, V5T 4T5

(Address of Principal Executive Offices) (Zip Code)
(604) 707-7000

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
     On March 6, 2006, QLT Inc. (the “Company”) issued a news release announcing that the Court of Appeal informed QLT USA, Inc. that the injunction against promoting, manufacturing, selling and offering for sale Eligard® has been stayed pending its decision to grant a permanent stay of the injunction. Also, QLT USA’s marketing partner for Eligard in the U.S., Sanofi-Synthelabo, Inc., has advised QLT USA that it is suspending sales of Eligard in the U.S. until the expiry of TAP’s patent, U.S. Patent No. 4,728,721 (“the ‘721”), on May 1, 2006.
     On February 27, 2006, the U.S. District Court for the Northern District of Illinois Eastern Division granted an injunction enjoining QLT, Sanofi-aventis and their subsidiaries from promoting, manufacturing, selling and offering for sale QLT USA’s Eligard product in the U.S. until the ‘721 patent expires on May 1, 2006.
     The full text of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Number	Description
99.1	Press Release issued by QLT Inc. on March 6, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLT INC. (Registrant)
By:	/s/ Cameron Nelson
Cameron Nelson
Chief Financial Officer

Dated: March 7, 2006